EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of mLight Tech, Inc. a Florida corporation (the “Company”) on Form 10-Q for the quarterly period ending December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Todd Sudeck, Chief Executive Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to mLight Tech, Inc., and will be retained by mLight Tech, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: February 13, 2014	By:	/s/ Todd Sudeck
Todd Sudeck
Chief Executive Officer